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                                                                    EXHIBIT 24.2



                             SECRETARY'S CERTIFICATE


         I, PETER P. GOMBRICH, hereby certify that I am acting Secretary of MOLECULAR DIAGNOSTICS, INC., a Delaware corporation (the "Corporation"), and as such the official custodian of its records and seal, that attached hereto is a true and correct copy of resolutions which were adopted by the Board of Directors of the Corporation; and that such resolutions have not been annulled, rescinded or amended in any manner and are in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of said Corporation and affixed its Corporate seal this 25th day of February, 2002.


                                            /s/ PETER P. GOMBRICH
                                            ------------------------------------
                                            Peter P. Gombrich, Chief Executive
                                            Officer and acting Secretary

       [Corporate Seal]
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               UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                                       OF
                           MOLEULAR DIAGNOSTICS, INC.


         WHEREAS, Molecular Diagnostics, Inc. (the "Corporation") has entered into registration rights agreements with holders of Series C convertible preferred stock, par value $.001 per share (all of whom are hereafter referred to as the "Selling Stockholders") holding an aggregate of 1,331,499 shares of Series C convertible preferred stock convertible into 6,657,495 shares of the Corporation's common stock (the "Shares"), pursuant to which the Corporation is required to register such shares.

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation cause to be registered under the Securities Act of 1933, as amended, (the "Securities Act") the Shares held by the Selling Stockholders shall request, and that the Corporation and its officers and directors do or cause to be done all acts and things deemed necessary to comply with the Securities Act or any requirements of the Securities and Exchange Commission (the "SEC") in respect thereof for the purpose of registering the Shares under the Securities Act, including the preparation, execution and filing of an appropriate registration statement (the "Registration Statement") and any and all amendments and exhibits thereto;

         FURTHER RESOLVED, that Peter P. Gombrich is hereby designated as agent for service of process to be named in the Registration Statement and to receive notices and communications from the SEC in connection therewith;

         FURTHER RESOLVED, that the Chairman of the Board and the President of the Corporation are hereby authorized and empowered to execute powers of attorney in such form as deemed appropriate, constituting and appointing Peter
P. Gombrich, with full power to act alone, as the true and lawful attorney and agent of the Corporation and its officers, with full power of substitution and resubstitution to execute and file with the SEC, in the name and on behalf of the Corporation and any such officer, the Registration Statement and any amendments or exhibits thereto, and any and all other documents as may be necessary or appropriate to comply with the Securities Act in connection with the registration of the Shares;

         FURTHER RESOLVED, that the Chairman of the Board and the President of the Corporation, with full power to act alone, be hereby authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Shares as any such officer may deem advisable; that any such officer be and each is hereby authorized to perform on behalf of the Corporation any and all such acts as he may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; that the execution by any such officer of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish his authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and that any resolutions required to be adopted by any such jurisdiction so taken; and that any




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resolutions required to be adopted by any such jurisdictions in connection with such registration or qualification of the Shares shall be considered as adopted hereby;

         FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; that the Chairman of the Board or President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 25th day of February, 2002.

      SIGNATURE                                      TITLE

/s/ PETER P. GOMBRICH
---------------------------
Peter P. Gombrich               Director and Chairman of the Board of Directors,
                                Chief Executive Officer and acting President,
                                Secretary and Treasurer (Principal Financial
                                and Accounting Officer)

/s/ ALEXANDER M. MILLEY
---------------------------
Alexander M. Milley             Director

/s/ ROBERT C. SHAW
---------------------------
Robert C. Shaw                  Director


/s/ JOHN H. ABELES, M.D.
---------------------------
John H. Abeles, M.D.            Director


/s/ DENIS M. O'DONNELL, M.D.
----------------------------
Denis M. O'Donnell, M.D.        Director